EXHIBIT 99.2

Grant Park Fund November 2019 Update
January 3, 2020

Class	Nov ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	-0.24%	3.88%	$4.22M	$982.975
B	-0.30%	3.33%	$42.08M	$792.846
Legacy 1	-0.06%	6.02%	$0.41M	$823.073
Legacy 2	-0.08%	5.71%	$0.32M	$799.495
Global 1	-0.01%	6.41%	$15.71M	$827.240
Global 2	-0.03%	6.26%	$0.69M	$806.771
Global 3	-0.18%	4.69%	$0.41M	$670.588
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was negative, led by losses in the metals, fixed income and grains and foods sectors.  Gains in the currencies, equities and energies sectors partially offset trading losses.

Negative performance in metals was primarily driven by positions in gold; in fixed income, by positions in the German bund and U.S. government debt; and in grains and foods, by positions in soybeans, coffee and sugar.

Performance in the currencies sector was positive and led by positions in the euro, Japanese yen, Brazilian real and Australian dollar and in foreign exchange positions in the U.S. dollar against the euro and the U.S. dollar against the Japanese yen.  The equities sector performance was positive, led by positions in the FTSE, Nikkei, ALL ORD, Nasdaq and S&P indices.  Positive performance in the energies sector was driven by positions in natural gas, brent oil and crude oil.

Effective November 30, 2019, Transtrend no longer serves as a Commodity Trading Advisor for Grant Park.

Additional Information:   Grant Park  no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018.  For existing investors in Grant Park, business continues to be conducted as usual.  There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis.  For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh
President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended November 30, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	-$122,476	$7,036,261
Change In Unrealized Income (Loss)	270,604	-260,393
Brokerage Commission	-12,016	-177,361
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-70,412	-784,659
Change in Accrued Commission	3,694	8,639
Net Trading Income (Loss)	69,394	5,822,487

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$63,052	$761,879
Interest, Other	20,658	301,911
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	153,104	6,888,493

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	20,213	425,141
Operating Expenses	13,509	165,669
Organization and Offering Expenses	15,503	190,468
Brokerage Expenses	244,518	3,006,755
Dividend Expenses	0	0
Total Expenses	293,743	3,788,033

Net Income (Loss)	-$140,639	$3,100,460

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$64,620,007	$77,934,699
Additions	0	0
Net Income (Loss)	-140,639	3,100,460
Redemptions	-632,021	-17,187,812
Balance at November 30, 2019	$63,847,347	$63,847,347

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR	Year to Date ROR
A	$982.975	4,294.10411	$4,220,997	-0.24%	3.88%
B	$792.846	53,078.96604	$42,083,424	-0.30%	3.33%
Legacy 1	$823.073	497.72146	$409,661	-0.06%	6.02%
Legacy 2	$799.495	403.67688	$322,738	-0.08%	5.71%
Global 1	$827.240	18,994.11719	$15,712,697	-0.01%	6.41%
Global 2	$806.771	856.78027	$691,225	-0.03%	6.26%
Global 3	$670.588	606.34044	$406,604	-0.18%	4.69%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership